Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Apollo Global Management, Inc. of our report dated February 19, 2021 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Athene Holding Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Des Moines, Iowa

January 3, 2022

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